SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 24, 2005

CERUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21937	68-0262011
(State of jurisdiction)	(Commission File No.)	(IRS Employer Identification No.)

2411 Stanwell Drive

Concord, California 94520

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (925) 288-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 8.01.  Other Events.

On August 24, 2005, Cerus Corporation (the “Company”) was notified that the French Official Journal (Le Journal Officiel de la République Française) published a decree of the French Ministry of Health and Welfare (Le Ministère de la Santé et des Solidarités) registering the following blood product listings:

•       Pooled leukodepleted platelet concentrate treated with Amotosalen for pathogen inactivation; and

•       Leukodepleted apheresis platelet concentrate treated with Amotosalen for pathogen inactivation.

(Amotosalen is a proprietary compound of the Company and is contained in its INTERCEPT Blood System for platelets.)

As a result of the decree, the Company believes that it has received final French regulatory approval for the use of the INTERCEPT Blood System for platelets in France.  Furthermore, the Company believes that its commercialization partner, Baxter Healthcare Corporation, may negotiate reimbursement levels for the use of the INTERCEPT Blood System for platelets with French authorities responsible for reimbursement, and may market the INTERCEPT Blood System for platelets with French blood center customers.  The Company does not expect to receive any substantial revenues from the sale of the INTERCEPT Blood System for platelets in France until reimbursement levels have been established, and the Company cannot predict whether or when purchasing decisions may be made by French blood center customers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERUS CORPORATION

Dated: August 25, 2005	By:	/s/ William J. Dawson
William J. Dawson
Vice President, Finance and Chief
Financial Officer